UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 12, 2017

(Date of earliest event reported)

Ooma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37493	06-1713274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1880 Embarcadero Road

Palo Alto, CA 94303

(Address of principal executive offices, including zip code)

(650) 566-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 12, 2017, Ooma, Inc., a Delaware corporation (the “Company”) and entities affiliated with Worldview Technology Partners (the “Selling Stockholders) entered into a purchase agreement (the “Purchase Agreement”) with B. Riley & Co., LLC (the “Underwriter”), pursuant to which the Selling Stockholders agreed to sell to the Underwriter 2,850,000 shares of the Company’s common stock, par value $0.0001 per share, at a public offering price of $8.65 per share. Under the terms of the Purchase Agreement, the Selling Stockholders granted the Underwriter a 30-day option to purchase up to an additional 425,000 shares of the Company’s common stock.

The shares of common stock will be issued pursuant to a prospectus supplement dated January 13, 2017, which was filed with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended, in connection with the Company’s registration statement on Form S-3 (File No. 333-215155) that was filed with the Commission on December 16, 2016 and declared effective on December 27, 2016 by the Commission (the “Registration Statement”) and the related prospectus dated December 27, 2016.

The Purchase Agreement contains customary representations, warranties, and covenants by the Company and the Selling Stockholders and customary indemnification obligations of each of the Company, the Selling Stockholders and the Underwriter, including for liabilities under the Securities Act of 1933, as amended.

A copy of the Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to Exhibit 1.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

1.1	Purchase Agreement, dated as of January 12, 2017 by and among the Company, B. Riley & Co., and entities affiliated with Worldview Technology Partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OOMA, INC.
Date: January 13, 2017
	By:	/s/ Spencer D. Jackson
Name: Spencer D. Jackson
Title: Vice President, General Counsel and Secretary